SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2001

LENOX BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-28162 (Commission File Number)	31-1445959 (IRS Employer Identification No.)

4730 Montgomery Road, Cincinnati, Ohio (Address of principal executive offices)	45212 Zip Code

Registrant's telephone number, including area code (513) 531-8655

(Former name or former address, if changed since last report.)

Item 5. Other Events.

       On June 5, 2001, the inspector of elections appointed for the Annual Meeting of Shareholders of Lenox Bancorp, Inc. held on May 9, 2001, certified the votes cast at the meeting. The report states that Lenox Bancorp’s shareholders elected John Lame and Guy Napier to its Board of Directors. Mr. Napier’s election to Lenox Bancorp’s Board is subject to approval by the Office of Thrift Supervision. Lenox’s Board has accepted the report of the inspector and appointed Mr. Lame as Chairman of the Board of Directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

             None.

[Remainder of page intentionally left blank; signature page follows.]

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2001	LENOX BANCORP, INC. By: /s/ John C. Lame Name: John C. Lame Title: Chairman of the Board